UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2015

FLEETMATICS GROUP PLC

(Exact name of registrant as specified in its charter)

Ireland	001-35678	27-3112485
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block C, Cookstown Court Belgard Road Tallaght Dublin 24 Ireland
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 413 1250

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On April 6, 2015, Fleetmatics Group PLC (the “Company”) appointed Jill Ward, age 54, to the position of President and Chief Operating Officer of the Company. In connection with the appointment, the Company entered into an employment agreement with Ms. Ward dated as of April 6, 2015 (the “Employment Agreement”), which provides for the following, among other things: (i) base salary of $400,000; (ii) target annual incentive compensation of 100% of base salary, pro-rated in 2015 for the period of employment; (iii) reimbursement of all reasonable expenses incurred by Ms. Ward in performing services for the Company; and (iv) severance and change in control benefits contingent upon Ms. Ward agreeing to a general release of claims in favor of the Company following termination of employment. Additionally, the Employment Agreement provides that Ms. Ward’s employment with the Company is at will. Effective as of Ms. Ward’s appointment date, Ms. Ward will be granted 75,000 restricted stock units (“RSUs”) and 75,000 performance-based stock units (“PSUs”). The RSUs will be subject to time-based vesting at the rate of 25% on each anniversary following the grant date. The PSUs will be subject to the achievement of a combination of corporate and individual performance objectives as determined by the Compensation Committee of the Board of Directors of the Company and subject to time-based vesting at the rate of 25% of any portion earned on each anniversary following the grant date. The terms and conditions of Ms. Ward’s awards of equity-based compensation, including vesting and forfeiture provisions, shall be governed by the Company’s applicable plans and agreements. Ms. Ward will also be eligible to participate in all customary employee benefit plans or programs of the Company generally made available to the Company’s senior executive officers.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Ms. Ward previously served as Senior Vice President and General Manager at Intuit Inc. (NASDAQ: INTU), a global provider of Software-as-a-service (“SaaS”) offerings for small businesses and consumers from 2001 to 2013 where she led multiple business units to deliver growth through business management solutions for SMBs and enterprise clients. Prior to joining Intuit in 2001, Ms. Ward was President of CRM outsourcer Telespectrum Customer Care. Ms. Ward has also held senior positions at Fidelity Investments and led strategy consulting teams at global consultancy Bain & Company. Ms. Ward holds an M.B.A. from the Amos Tuck School of Business at Dartmouth College and a B.A. from Wellesley College.

There are no family relationships between Ms. Ward and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and Ms. Ward has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On April 7, 2015, the Company issued a press release announcing Ms. Ward’s appointment as President and Chief Operating Officer of the Company as discussed in Item 5.02(c) of this Report on Form 8-K. The full text this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated April 6, 2015 between Fleetmatics Group PLC, Fleetmatics USA, LLC and Jill Ward.

99.1	Fleetmatics Press Release “Fleetmatics Appoints Former Intuit Senior Executive Jill Ward as President and COO”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FLEETMATICS GROUP PLC

Date: April 7, 2015	By:	/s/ Stephen Lifshatz
	Name:	Stephen Lifshatz
	Title:	Chief Financial Officer Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)